Exhibit 5.1

March 24, 2016

Sensus Healthcare, Inc.

851 Broken Sound Pkwy., NW #215

Boca Raton, Florida 33487

Re:	Sensus Healthcare, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Sensus Healthcare, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 originally filed with the Commission on February 10, 2016, as thereafter amended (as so amended, the “Registration Statement”), registering the proposed issuance and sale by the Registrant of (i) up to $20,000,000 worth of shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”), (ii) up to $3,000,000 worth of additional shares of Common Stock proposed to be issued and sold pursuant to an over-allotment option granted by the Registrant to the several underwriters (the “Underwriters”) named in Schedule I to the underwriting agreement to be entered into by and among the Registrant and the Underwriters (the “Underwriting Agreement”) and (iii) warrants (the “Warrants”) to purchase up to $1,437,500 worth of shares of Common Stock (collectively, the “Public Securities”). Following the effectiveness of the Registration Statement, it is our understanding that the Registrant intends to sell the Public Securities to the Underwriters pursuant to the Underwriting Agreement.

We do not express any opinion herein as to the effect of any laws other than the laws of the State of New York and the provisions of the Delaware General Corporation Law (the “DGCL”) that are applicable to our opinion set forth below. Except as described above, we have neither examined nor do we express any opinion with respect to Delaware law. Without limiting the foregoing, we express no opinion on Delaware contracts law or on general principles of equity, considerations of public policy, judicial discretion or other considerations which may affect the application of the DGCL to specific facts.

Documents Reviewed

In rendering the following opinion, as to various questions of fact material to our opinion, we have (except to the extent otherwise expressly stated herein) relied on the examination of originals or copies, certified or otherwise identified to our satisfaction of the following documents (collectively, the “Documents”), examination of such other documents, instruments and certificates we have deemed relevant or necessary to form the basis for the opinions set forth in this opinion letter, and upon the accuracy of the statements, representations and warranties made in the following documents, and we have made no independent investigation or inquiry with respect to such factual matters:

Sensus Healthcare, Inc.

March 24, 2016

A.	The Registration Statement;

B.	An Officer’s Certificate furnished to us by Joseph C. Sardano, President and Chief Executive Officer of the Registrant, dated as of the date of this opinion letter;

C.	A copy of the Registrant’s Amended and Restated Certificate of Incorporation, as amended to date, as filed with the Commission as Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-1 (filed 3/24/16) (No. 333-209451);

D.	A copy of the Registrant’s Bylaws, as amended to date, as filed with the Commission as Exhibit 3.2 to Amendment No. 1 to Registration Statement on Form S-1 (filed 3/10/16) (No. 333-209451);

E.	The Underwriting Agreement;

F.	A form of Common Stock certificate.

We have made no investigation or review of any matters relating to the Registrant or any other person other than as expressly stated herein. Without limiting the foregoing and with your consent, (i) we have made no examination or investigation to verify the accuracy or completeness of any financial, accounting, statistical or other similar information set forth in the Registration Statement or in any of the other Documents, or with respect to any other accounting or financial matter and accounts, and express no opinion with respect thereto; and (ii) we have not conducted a search or investigation of the records, files or indices of any court or governmental authority for litigation, action, suits, proceedings, orders, judgments, decrees, filings, arbitrations, or otherwise.

Opinion

Based upon and subject to the foregoing, and subject to the limitations, qualifications and assumptions set forth in this opinion letter, as of the date hereof, we are of the opinion that when (i) the Registration Statement, as finally amended, has become effective under the Securities Act; (ii)  when the price at which the Public Securities to be sold has been approved by or on behalf of the Board of Directors of the Company; and (iii) the Public Securities have been issued, delivered and paid for in accordance with the terms and conditions set forth in the Underwriting Agreement, as described in the Registration Statement, the Warrants will be binding obligations of the Company and the Public Securities will be validly issued, fully paid and nonassessable.

Nothing contained in this opinion letter shall be deemed to be an opinion other than as set forth in the immediately preceding paragraph.

Sensus Healthcare, Inc.

March 24, 2016

Limitations and Qualifications

Our opinion set forth in this opinion letter is based upon the facts in existence and the laws, statutes, rules, regulations and judicial decisions (collectively, “Laws”) in effect on the date hereof, and we expressly disclaim any obligation to update our opinion herein, regardless of whether changes in such facts or Laws come to our attention after the delivery hereof.

The opinion set forth in this opinion letter is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. We have assumed no obligation to advise you beyond the opinion specifically expressed herein. Except as provided in the next paragraph, this opinion letter may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our written consent.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of our name therein and in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Respectfully submitted,

/s/ GUNSTER, YOAKLEY & STEWART, P.A.
GUNSTER, YOAKLEY & STEWART, P.A.

RBL/JTJ/GLS